UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 16, 2010
The Men’s Wearhouse, Inc.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	1-16097 (Commission File Number)	74-1790172 (IRS Employer Identification No.)

6380 Rogerdale Road
Houston, Texas	77072-1624
(Address of principal executive offices)	(Zip Code)
(281)-776-7000
(Registrant’s telephone number,
including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
     On June 16, 2010, The Men’s Wearhouse, Inc. (the “Company”) held its Annual Meeting of Shareholders. At the meeting, the shareholders voted on the following matters:
1.	the election of eight directors of the Company to hold office until the next Annual Meeting of Shareholders or until their respective successors are duly elected and qualified; and

2.	the ratification of the appointment of the firm Deloitte & Touche LLP as independent registered public accounting firm for the Company for fiscal 2010.
     The eight nominees of the Board of Directors of the Company were elected at the meeting, and the ratification of the appointment of Deloitte & Touche LLP received the affirmative votes required for approval. The number of shares voted for, against and withheld, as well as the number of broker non-votes and abstentions, as the case may be, as to each matter were as follows:
Proposal 1 — Election of Directors:

Nominee	Shares Voted For	Shares Withheld	Broker Non-Votes

George Zimmer	48,263,152	951,514	1,680,093
David H. Edwab	48,665,519	549,147	1,680,093
Rinaldo S. Brutoco	48,421,351	793,315	1,680,093
Michael L. Ray, Ph.D.	48,422,245	792,421	1,680,093
Sheldon I. Stein	48,530,664	684,002	1,680,093
Deepak Chopra, M.D.	48,868,077	346,589	1,680,093
William B. Sechrest	48,989,403	225,263	1,680,093
Larry R. Katzen	48,880,531	334,135	1,680,093
Proposal 2 — Ratification of independent registered public accounting firm:

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes

49,725,654	1,158,586	10,519	0

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 17, 2010

THE MEN’S WEARHOUSE, INC.
By:	/s/ Diana M. Wilson
Diana M. Wilson
Senior Vice President and Chief Accounting Officer